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                                                                      EXHIBIT 18

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and trustees of Anchor Series Trust do hereby severally constitute and appoint Peter A. Harbeck, Peter C. Sutton and Robert M. Zakem or any of them, the true and lawful agents and attorneys-in-fact of the undersigned with respect to all matters arising in connection with the Registration Statement on Form N-1A and any and all amendments (including post-effective amendments) thereto, with full power and authority to execute said Registration Statement for and on behalf of the undersigned, in our names and in the capacities indicated below, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. The undersigned hereby give to said agents and attorneys-in-fact full power and authority to act in the premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in fact would have if personally acting. The undersigned hereby ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.

     WITNESS the due execution hereof on the date and in the capacities set forth below.

Signature                Title                         Date
/s/Peter A. Harbeck      Trustee and President    November 30, 1994
Peter A. Harbeck         (Principal
                         Executive Officer)

/s/Peter C. Sutton       Controller               November 30, 1994
Peter C. Sutton          (Principal Financial
                         and Accounting Officer)

/s/S. James Coppersmith  Trustee                  November 30, 1994
S. James Coppersmith


/s/Samuel M. Eisenstat   Trustee                  November 30, 1994
Samuel M. Eisenstat


/s/Stephen J. Gutman     Trustee                  November 30, 1994
Stephen J. Gutman